Exhibit 99.1

Texas Rare Earth Resources Corp. Adds Graham A. Karklin to its Board of Directors

HOUSTON, March 22, 2011 /PRNewswire/ -- Texas Rare Earth Resources Corp. (Pink Sheets: TRER) announces that it has elected Graham Karklin to its board of directors. Mr. Karklin served as Director of Metallurgical Services for Echo Bay Mines Ltd and his 18 year tenure further included management of mining operations, development of new projects and mergers and acquisitions. Mr. Karklin also worked at Newmont Mining Corporation for 13 years in the technical services group as an internal consultant to projects and operations in Canada, Peru, Bolivia, Indonesia, Ghana, Uzbekistan and Russia. Mr. Karklin currently serves as a consultant to two of the largest mining companies listed on the S&P 500 Index. He is a Professional Metallurgist, Qualified Person. Mr. Karklin's experience includes metallurgical development and process in the areas of rare earths, base metals and precious metals. Early in his career, Mr. Karklin spent 6 years working for Tantalum Mining Corporation in rare earth operations.

Daniel Gorski, Chief Executive Officer of Texas Rare Earth stated, "We are incredibly fortunate to have Graham Karklin joining our board. With decades of high level leadership in metallurgical process and wide ranging operational mining experience for large projects, he brings invaluable first-hand knowledge as we develop our Round Top rare earth-beryllium-uranium-niobium-tantalum and affiliated strategic minerals project. Importantly, Graham's background includes direct experience working with rare earths."

Mr. Karklin's election to the board as the company's third independent director is a significant step towards meeting governance standards for listing on a major exchange.

Forward-Looking Information

This press release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "projects," "expects," "may," "goal," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward looking statements in this press release include, without limitation, the Company's expectations of the value per metric ton of its mineral deposits, the percentage of heavy rare earth and ratio of heavy to light REE, the amount of metric tons contained in the Round Top rhyolite, ability to mine and economically process our mineral deposits, ability to sell our mineral product, expansion strategies, access to capital, access to joint venture partners, competition, regulatory risks, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this press release.

About Texas Rare Earth

Texas Rare Earth Resources Corp.'s primary focus is developing its Round Top Mountain rare earth-beryllium-uranium-niobium-tantalum and affiliated strategic minerals project. Texas Rare Earth's common stock trades on the Pink OTC Market under the symbol TRER.

For Further Information please contact:
Dan Gorski-CEO: Texas Rare Earth Resources Corp .
Ph 361-790-5246
Email dgorski@texasrareearth.com

Or View the Company's Website:
http://www.texasrareearth.com/